Exhibit 99.1

2007-12

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

WILLIAM C. LEMMER ELECTED SENIOR VICE PRESIDENT OF CAMERON

HOUSTON (July 17, 2007) -- Cameron’s board of directors has elected William C. Lemmer as a senior vice president of the Company. Lemmer was previously a vice president of Cameron, and has served as general counsel and secretary since 1999. He will continue to have responsibility for all legal matters with respect to Cameron and its subsidiaries.
Lemmer was previously with Oryx Energy Company, where he had served as vice president, general counsel and corporate secretary since 1994, and as chief counsel in Oryx’s corporate office from 1988 to 1994. He also held various senior management positions in the upstream and downstream businesses of Sunoco, Inc. from 1979 to 1988; was a staff attorney with the Overseas Private Investment Company from 1976 to 1979; and was an associate with Bigham, Englar, Jones and Houston in New York from 1971 to 1976. Lemmer holds a Bachelor of Arts degree from Michigan State University Honors College and a J. D. degree from the University of Virginia School of Law.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com